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                                                          Exhibit 10.3

                                   GEORGESON
                                 & COMPANY INC.
                                 --------------

                     Wall Street Plaza, New York, NY 10005
                         212-440-9800 Fax 212-440-9955

                NEW YORK -- LONDON -- LOS ANGELES -- PITTSBURGH

                                                       August 3, 1994

SPS Technologies, Inc.
Jenkintown Plaza
101 Greenwood Avenue
Suite 470
Jenkintown, PA 19046

                              LETTER OF AGREEMENT
                              -------------------

This Letter of Agreement (the "Agreement") sets forth the terms and conditions under which Georgeson & COmpany Inc. ("Georgeson") has been retained by SPS Technologies, Inc. ("SPS Technologies") as Information Agent for its upcoming rights offer (the "Offer"). The term of the Agreement shall be the term of the Offer, including any extensions thereof.

  1. During the term of the Agreement, Georgeson will: provide advice and consultation with respect to the planning and execution of the Offer; assist in the preparation and placement of newspaper ads; assist in the distribution of Offer documents to brokers, banks, nominees, institutional investors, and other shareholders and investment community accounts;
     and answer collect telephone inquiries from shareholders and their representatives.

  2. SPS Technologies will pay Georgeson a fee of $7,500, of which half is payable in advance per the enclosed invoice and the balance at the expiration of the Offer, plus an additional fee to be mutually agreed upon if the offer is extended more than fifteen days beyond the initial expiration date or if there is a competing offer. In addition, SPS Technologies will reimburse Georgeson for reasonable costs and expenses incurred by Georgeson in fulfilling the Agreement, including but not limited to: expenses incurred by Georgeson in the preparation and placement of newspaper ads, including typesetting and space charges; postage and freight charges incurred by Georgeson in the delivery of Offer documents; printing costs; charges for the production of shareholder lists (paper, computer cards, etc.), statistical analyses, mailing labels, or other forms of information requested by SPS Technologies or its agents and other expenses or disbursements authorized by SPS Technologies or its agents.

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  3. Georgeson hereby agrees not to make any representations not included in the Offer documents.

  4. SPS Technologies agrees to indemnify and hold Georgeson harmless against any loss, damage, expense (including, without limitation, legal and other related fes and expenses), liability or claim arising out of Georgeson's fulfillment of the Agreement (except for any loss, damage, expense, liability or claim arising out of Georgeson's own negligence or misconduct). At its election, SPS Technologies may assume the defense of any such action. Georgeson hereby agrees to advise SPS Technologies of any such liability or claim promptly after receipt of any notice thereof. The indemnification contained in this paragraph will survive the term of the Agreement.

  5. Georgeson agrees to preserve the confidentiality of all non-public information provided by SPS Technologies or its agents for our use in providing services under this Agreement, or information developed by Georgeson based upon such non-public information.

By executing the Agreement below the undersigned agrees to be bound by its terms.


ACCEPTED:                               Sincerely,

SPS TECHNOLOGIES, INC.                  GEORGESON & COMPANY INC.

By: /s/ Aaron Nerenberg                 By: /s/ Alan M. Miller
    ---------------------------------       ---------------------------------
        Aaron Nerenberg                         Alan M. Miller


Title: Vice President                   Title: Managing Director
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Date: August 25, 1994
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